UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: November 29, 2010
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Temple-Inland Inc. (“Company”) Stock Fund (the “Fund”) in the Temple-Inland savings plans (collectively, the “Plans”) closed to new investments on January 1, 2008, and is scheduled to be eliminated from the Plans on December 31, 2010.  In order to facilitate this elimination, participants will be unable to trade in the Fund beginning on December 31, 2010 at 4:00 P.M. Eastern Time. Notification of the elimination of the Fund was provided to all participants holding Company stock under the Plans.

On November 29, 2010, the Company sent a notice (the “Notice”) to its directors and executive officers informing them that, as a result of the Fund elimination and related trading freeze, the Sarbanes-Oxley Act of 2002 prohibits them from directly or indirectly purchasing, selling, or otherwise acquiring or transferring shares of the Company’s common stock or derivative securities (including stock options) acquired in connection with their service as a director or employment as an executive officer of the Company during the term of the freeze. The blackout period for directors and executive officers begins on December 31, 2010 at 4:00 P.M. Eastern Time and is expected to end during the week of January 29, 2011, once the sale of all Company stock held in the Plans has been completed. A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a Company security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from and may direct other inquiries about the blackout period to Leslie K. O’Neal, Senior Vice President and Corporate Secretary, Temple-Inland Inc., 1300 South MoPac Expressway, 3rd Floor, Austin, Texas 78746, 512-434-2556.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Notice of Blackout Period to Directors and Executive Officers of Temple-Inland Inc. dated November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: November 30, 2010	By:	/s/ Randall D. Levy
		Name:	Randall D. Levy
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Notice of Blackout Period to Directors and Executive Officers of Temple-Inland Inc. dated November 29, 2010.	5